UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2008
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51846 (Commission File No.)	20-2660764 (IRS Employer Identification No.)

2 Corporate Drive

Shelton, Connecticut 06484

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                          Termination of a Material Definitive Agreement.

On February 29, 2008, Clayton Holdings Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) by which the Company’s lease to 33,000-square feet of office space on the 3rd floor at its corporate headquarters will terminate on March 31, 2008, rather than on May 31, 2010 as contemplated by the original lease.  In connection with the execution of the Termination Agreement, the Company paid $500,000 to its landlord.  The Company’s lease to an additional 33,000-square feet of office space on the 8th floor at its corporate headquarters will continue unchanged until 2013.

The above description of the Termination Agreement is a summary and is qualified in its entirety by the Termination Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                                                                                                 Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, Margaret Sue Allon resigned as a director of the Company, effective February 29, 2008.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

10.1                           Termination Agreement, dated as of February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.

February 29, 2008	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Termination Agreement, dated as of February 29, 2008.